UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) July 31, 2007


                           SOUTH TEXAS OIL COMPANY
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

2802 Flintrock Trace, Suite 252, Austin, TX                78738
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(Address of principal executive offices)                 (Zip Code)

                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting   material  pursuant  to  Rule  14a-12  under the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))


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SECTION 7 - REGULATION FD

ITEM 7.01    Regulation FD Disclosure.

On July 31, 2007, South Texas Oil Company provided a Corporate update to the shareholders of the Company. The purpose of this Regulation FD Disclosure, is to provide the shareholders of South Texas Oil Company a comprehensive overview of operations to date and provide disclosure on items the Company intends to discuss with the investment community.

Corporate Update

A.  Company Overview.

Effective June 18, 2007 the Company retained the services of Mr. Scott Zimmerman as President and Mr. Bill Zeltwanger as Vice-President of South Texas Oil Company.

Mr. Scott Zimmerman

Mr. Zimmerman, the former President and CEO of Storm Cat Energy (AMEX: SCU) holds a Bachelor of Science in Petroleum Engineering. Mr. Zimmerman has an extensive background in the oil and gas industry including working at Huber Corporation for 20 years where he was instrumental in the sale of Huber's Fruitland Coal CBM field for $100+ MM in profit. In 2002, he was Vice-President of Operations and Engineering for Evergreen Resources and responsible for over 1,000+ producing wells and 800,000 prospective acres. Evergreen was acquired by Pioneer Resources for $2.1 billion in 2004. Mr. Zimmerman then founded Storm Cat Energy which is currently traded on the American Stock Exchange.

Mr. Bill Zeltwanger

Mr Zeltwanger has been involved in the industry since 1973. He started in south Texas and was then later involved in parts of the Austin Chalk and has been involved in several new Wilcox field discoveries in both Fayette and Lee counties in Texas. For the past 6 years he has been a partner in Leexus Oil and Gas which recently sold its assets to South Texas Oil Company for approximately $26 million. Mr. Zeltwanger has extensive knowledge of the field the Company is currently drilling.

B.  Areas of Operations.

1.  Southwest Texas

   	  a.) Netherland, Sewell and Associates recently provided a reserve report for these leases which indicated year end 2006 having a 197% increase in our proved developed reserves over a previous study conducted in 2004. The Reserve report indicated a PV-10 on the proved developed reserves of
		$860,200. This increase is attributable to the successful workover program which was initiated in early 2006.

   	  b.)   Our  workover  rig  is  scheduled  to  start  the   process  of
	        putting over 27 wells back into production that have been affected by the adverse weather in this area of operations.

2.  Colorado

          a.) The Company has drilled 3 wells in Colorado with a 75% working interest in each well. These wells combined are currently averaging approximately 40 bopd (barrels of oil pe day) and 305 mcfd (thousand cubic feet per day)

          b.) The Company has yet to close on the purchase of the 20,000 acres under consideration due to the complexities of the field and reserve evaluation in order to have a fairness opinion
		issued.   Mr.  Zimmerman  is  in  the  final   stages  of   the
		evaluation of this field and working on the independent evaluation and issuance of a fairness opinion for the transaction.

3.   South Central Texas

          a.) The Company previously announced the acquisition of leasehold acreage, various working interests and related assets in approximately 18,000 acres in south central Texas. Total gross production reported with the Railroad Commission in Texas for these leases in December 2006 was 341 bopd and 1,020,000 cubic feet of gas per day. The Company paid $3 million in cash, issued 2 million shares of restricted stock and provided a note for $4 million as consideration for the acquisition.

        	The company makes the distinction of naming the existing producing wells the Giddings properties and the new find is named the Bastrop field. Within the Bastrop field there is Bastrop 1 which the company owns an 18.25% working interest and 17.4375% net royalty interest. In Bastrop 2, the company owns a 100% working interest and a 79% - 83% net royalty interest.

          b.) A significant portion of the newly acquired acreage lies in the Bastrop 1 and 2 fields which have the potential for approximately 100 new wells at an average depth of 7,000 feet. The Bastrop fields have production potential from both the Austin Chalk and lower Buda formation. To date the only formation that has been produced from these wells in the Bastrop 1 field is the Buda.

        Bastrop 1 Drilling Results.

        Well #1

        This first well brought into production in late December 2006 and was put on choke and flowed approximately 200 bopd, cumulative production through June 30 is at 29,757 BBls of oil.

        Well #2

        This well was completed and put into production in June and began to produce oil. The well then began producing oil along with water. The well has been shut in as of mid-July so Mr. Zimmerman and Mr.
        Zeltwanger can review the completion methods used on the well and recomplete this well to prevent the communication of water.

        Well #3

        This well was completed in June 2007 and tested using 10/64, 11/64 and 12/64 chokes for 4-5 hours each, the well flowed an average of 21 boph (barrels of oil per hour), the equivalent gross production of 504 bopd and 188 mcfd. Wellhead pressure was recorded at an average of 900lbs. This well was produced for 17 days in June with cumulative production through June 30 at 2,793 barrels of oil.

        Well #4

        This well has been drilled to a depth of approximately 7,000 feet and will be put into production within the next 14 days. Mr. Zimmerman is currently evaluating the completion methods to use for this well.

        Well #5

        This well has been drilled to a depth of approximately 7,000 feet and will be put into production within the next 14 days. Mr. Zimmerman is currently evaluating the completion methods to use for this well.

          c.) South Texas Oil Company is due to commence drilling of the sixth well in Bastrop field in the next 14 days. The sixth well is scheduled to be drilled in the Bastrop 2 acreage where the company owns a 100% working interest and between a 79% - 83% net royalty interest on the leases.

          d.) South Texas Oil Company recently acquired additional oil and gas interests related to the existing working interests currently held in the Giddings field for $1.8 million in cash utilizing the Company's credit facility. The interests acquired approximately double South Texas Oil's current ownership in these leases which South Texas Oil currently operates to almost 100% working interest and approximate 75% net revenue interest. Based on 2006 production numbers, the return from revenue for this investment which includes 26 producing wells will be just over 12 months.

4.   Drilling Operations

          a.) The Company recently purchased a drilling rig to provide cost savings and flexibility in the drilling of its own wells.

          b.) The Company recently completed the drilling of its third well using this rig with the fourth well to commence within the next 14 days. This fourth well is to be our first well in the Bastrop 2 acreage.

       The initial well drilled with our rig was to a depth of 4,000 feet and was not part of our Bastrop fields. The subsequent two wells which were drilled are part of an initial 10 well drilling program in the Bastrop 1 and 2 fields and were drilled to a depth of approximately 7,000 feet.

C.  Operations Summary

In February 2007, the Company was provided a secured $15 million credit facility in order to further the business strategy. This credit facility is a three year revolving credit line with interest at prime plus 4 percent.

The most recent production reports submitted to the Rail Road Commission in Texas are for the month of May 2007 and show gross production of 540 bopd and 1,033 mcfd for the wells operated. Combined with our Colorado wells, the gross production for May was 576 bopd and 1,338 mcfd. This shows month over month production increases from the December 2006 production number reported with the Rail Road Commission.

The Company continues to make progress in its drilling and operations with gross production increasing on a monthly basis. The Company now employs over 27 people with an additional office recently opened in Bastrop, Texas.

The information in this report being furnished pursuant to Item 7.01 of form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

Except for historical information contained in this disclosure document, the disclosure contains forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

These statements are based on our beliefs and the assurances we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Our actual results could differ materially from the results discussed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. You should also remember that these statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

             Not applicable.

     (c) Exhibits

             Not applicable

          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer